UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2004
Date of Report (Date of earliest event reported)

QUAKER FABRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	17023	04-1933106
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

941 Grinnell Street, Fall River, Massachusetts		02721
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(508) 678-1951

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

      On July 2, 2004, Quaker Fabric Corporation (the “Company” and the “Registrant”) issued a press release in which it announced that Quaker Fabric Corporation of Fall River (“Quaker”), a wholly-owned subsidiary of the Company, had entered into a purchase and sale agreement by and among Charles McAnsin Associates, A Limited Partnership (the “Seller”), Joan Fabrics Corporation and Main Street Textiles, L.P. (the “Agreement”) to acquire for $21.0 million or to lease a 600,000 square foot, single story industrial building located on 33.6 acres of land in Fall River, Massachusetts. On September 30, 2004, Quaker provided the Seller with a notice of termination of the Agreement pursuant to Section 3.2 thereof, and the Deposit made by Quaker under the Agreement was returned to the Company on the same day.

      The Company's press release, annexed hereto as Exhibit 99.1, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits

      99.1 Registrant's Press Release dated October 1, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAKER FABRIC CORPORATION (Registrant)

Date: October 1, 2004	/s/ Paul J. Kelly Paul J. Kelly Vice President—Finance and Treasurer